National Atlantic

Holdings Corporation

FOR IMMEDIATE RELEASE

National Atlantic to Assume Renewal Obligations for
Block of Hanover Insurance Group’s Personal Lines Policies

Freehold, NJ, February 21, 2006 – National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services in New Jersey, today announced that its subsidiary, The Proformance Insurance Company, will assume renewal obligations for a block of Hanover Insurance Group’s personal lines policies. The transfer will involve approximately 16,000 policies, including auto, homeowners, dwelling fire, personal excess liability and inland marine policies written through independent agents.

Under the terms of the transaction, Proformance will offer a renewal policy to all qualified policyholders who will not be offered renewals by Hanover. Each policy will transition on its nominal renewal date over the next twelve months.

“We welcome this new group of agents and their customers to our organization,” said James V. Gorman, Chief Executive Officer, National Atlantic Holdings Corporation. “This transaction is consistent with our strategic objective of acquiring blocks of insurance business which meet our return-on-equity requirements,” he said.

The policies being transferred are part of a segment of The Hanover’s New Jersey personal lines business that was discontinued beginning in 2002, and represents less than 20 percent of the personal lines business The Hanover writes in the state. The transaction will enable The Hanover to focus its resources on growing its core personal and commercial lines business in the state.

The agreement was approved by the New Jersey Department of Banking and Insurance on February 16, 2006.

About NAHC:
National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

The Company’s flagship insurance product to personal insurance customers is the “High Proformance Policy.” This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess (“umbrella”) and specialty property liability coverage.

For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

National Atlantic distributes its products exclusively through independent insurance agents, known as “Partner Agents,” who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

About The Hanover

The Hanover Insurance Group, Inc., based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester, and Citizens Insurance Company of America, headquartered in Howell, Michigan. The Hanover offers a wide range of property and casualty products and services to individuals, families and businesses through an extensive network of independent agents, and has been meeting its obligations to its agent partners and their customers for more than 150 years. Taken as a group, The Hanover ranks among the top 35 of more than 950 property and casualty insurers in the United States.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

Contact:

National Atlantic Holdings Corporation
Melissa Payne-Smith, 732-665-1459
investorrelations@national-atlantic.com